UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2006

Applied Materials, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-06920	94-1655526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Bowers Avenue P.O. Box 58039 Santa Clara, CA	95052-8039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 727-5555

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)(1) Adjustments to Executive Officer Salaries

On December 12, 2006, the Human Resources and Compensation Committee of the Board of Directors of Applied Materials, Inc. (“Applied”) approved the following annual base salaries for Applied’s named executive officers, effective December 18, 2006:

Executive Officer	Salary
Michael R. Splinter, President, Chief Executive Officer	$945,000

George S. Davis, Senior Vice President, Chief Financial Officer	$450,000

Franz Janker, Executive Vice President, Sales and Marketing	$550,000

Farhad Moghadam, Senior Vice President, General Manager Thin Films Product Business Group and Foundation Engineering	$525,000

Mark R. Pinto, Senior Vice President, Chief Technology Officer and General Manager New Business and New Products Group	$500,000

Thomas St. Dennis, Senior Vice President, General Manager Etch, Cleans, Front End and Implant Product Business Groups	$485,000

Nancy H. Handel, Senior Vice President, Finance	$440,000

The officers shown above include individuals who will be listed as named executive officers in Applied’s proxy statement to be filed in connection with its 2007 annual meeting of stockholders as well as individuals who were listed as named executive officers in Applied’s proxy statement filed with the SEC on February 21, 2006. Each salary shown above represents an increase from the prior level, except that the salaries for Michael R. Splinter and Nancy H. Handel have not changed. Ms. Handel will be retiring from Applied effective January 5, 2007.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On December 13, 2006, the Board of Directors of Applied approved Amended and Restated Bylaws for Applied (the “Restated Bylaws”), effective immediately. The full text of the Restated Bylaws is filed herewith as Exhibit 3.1.

The Restated Bylaws amended the prior bylaws of Applied in the following principal respects:

•	Section 2.5 (Advance Notice of Stockholder Nominees and Other Business):

•	Specifies the circumstances under which stockholders can nominate candidates at annual meetings of stockholders (or special meetings of stockholders called to elect directors) or bring other business before an annual meeting of stockholders.
•	Authorizes the chairman of the meeting to enforce the advance notice provisions.
•	Provides that notice of the annual meeting must be given not less than 75 days nor more than 105 days prior to the first anniversary of the preceding year’s annual meeting.
•	Establishes special notice periods if the date of an annual meeting of stockholders is moved more than 30 days before or after such anniversary date.
•	Expands and adds specificity to the categories of information that a stockholder proponent must provide about the nominee, the proponent and any business proposed by the proponent.
•	Section 3.7 allows special meetings of the Board to be called on 24 hours’ notice and permits the use of electronic notice of meetings.
•	Add a provision to Article II regarding inspectors of election for stockholder meetings.
•	Section 2.9 requires the chairman of a stockholders’ meeting to fix the time of the opening and the closing of the polls for voting at the meeting.
•	Section 3.12 specifies that a loan cannot be made to an officer if prohibited by law.
•	Article II to enable meetings of stockholders to be held over the Internet.

The Restated Bylaws also effected several other minor clarifications or revisions to the prior bylaws.

The Company currently plans to hold its 2007 Annual Meeting of Stockholders on March 14, 2007. Under the Restated Bylaws, proposals of stockholders of the Company that are intended to be presented at the Annual Meeting must be received by the Secretary of the Company no later than January 6, 2007. A stockholder who fails to comply with the procedures set forth in the Restated Bylaws is precluded from bringing his or her proposed business before the Annual Meeting and is barred from nominating candidates for director at such meeting.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amended and Restated Bylaws of Applied Materials, Inc., effective December 13, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Materials, Inc. (Registrant)

Date: December 18, 2006	By:	/s/ Joseph J. Sweeney

Joseph J. Sweeney
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Applied Materials, Inc., effective December 13, 2006.